UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2021

TUSCAN HOLDINGS CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38970	83-3853706
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

135 E. 57th Street, 17th Floor

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(646) 948-7100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	THCAU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	THCA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	THCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 5.07 is incorporated by reference in this item to the extent required herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 is incorporated by reference into this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 21, 2021, Tuscan Holdings Corp. II (“Tuscan”) held a special meeting of stockholders (“Meeting”). An aggregate of 14,773,227 shares of Tuscan’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of November 30, 2021, were represented in person or by proxy at the Meeting.

Tuscan’s stockholders voted on the following proposal at the Meeting, which was approved:

(1) Proposal No. 1 — The Extension Amendment Proposal — a proposal to amend Tuscan’s amended and restated certificate of incorporation to extend the date by which Tuscan has to consummate a business combination from December 31, 2021 to March 31, 2022. The following is a tabulation of the votes with respect to this proposal, which was approved by Tuscan’s stockholders:

For	Against	Abstain	Broker Non-Votes
14,762,149	9,713	1,365	0

Holders of an aggregate of 3,099,310 shares of Tuscan’s common stock exercised their right to redeem their shares for an aggregate of approximately $31,581,970 in cash.

Following the Meeting, Tuscan filed the amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. A copy of the amendment is attached hereto as Exhibit 3.1.

As previously disclosed, Tuscan Holdings Acquisition II LLC, Tuscan’s sponsor and an affiliate of Stephen A. Vogel, Tuscan’s Chief Executive Officer (“sponsor”), agreed that if the Extension Amendment Proposal was approved, it or its affiliates would lend to Tuscan $0.10 (such loan being referred to herein as the “Contribution”) for each public share that was not converted in connection with the stockholder vote to approve the proposal. Accordingly, the sponsor lent an aggregate of $930,764.50 to Tuscan and such funds were deposited into Tuscan’s trust account. A copy of the promissory note evidencing the loan is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation.
10.1	Promissory Note.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2021	TUSCAN HOLDINGS CORP. II

	By:	/s/ Stephen Vogel
Stephen Vogel
Chief Executive Officer

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